Filed Pursuant to Rule 424(b)(3)
Registration No. 333-163430
PROSPECTUS SUPPLEMENT NO. 9
Dated July 19, 2010
(to Prospectus dated December 23, 2009)
6,255,313 Shares
Alon USA Energy, Inc.
Common Stock

     This Prospectus Supplement No. 9 relates to the offer and resale from time to time of up to 6,255,313 shares of our common stock by the selling stockholder and supplements our Prospectus dated December 23, 2009 (as previously supplemented by the prospectus supplements dated January 5, 2010, January 27, 2010, March 2, 2010, March 16, 2010, May 6, 2010, May 11, 2010, June 4, 2010 and June 21, 2010, the “Prospectus”). You should read this Prospectus Supplement No. 9 together with the Prospectus.
     Attached hereto and incorporated by reference herein is our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 19, 2010.
     The information contained herein, including the information attached hereto, supplements and supersedes, in part, the information contained in the Prospectus. This Prospectus Supplement No. 9 should be read in conjunction with the Prospectus, and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 9 supersedes the information contained in the Prospectus.
     Investing in our common stock involves certain risks. See the “Risk Factors” section beginning on page 1 of the Prospectus and contained in our Annual Report on Form 10-K for the year ended December 31, 2009.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 9 is July 19, 2010.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 16, 2010
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32567	74-2966572
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Harlin R. Dean, Alon USA Energy, Inc.’s Senior Vice President-Legal, Secretary and General Counsel, resigned effective July 16, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
/s/ Paul Eisman
Paul Eisman
President

Date: July 16, 2010

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